Sills Cummis & Gross A PROFESSIONAL CORPORATION

The Legal Center One Riverfront Plaza Newark, New Jersey 07102-5400 Tel: 973-643-7000 Fax: 973-643-6500
30 Rockefeller Plaza New York, NY 10112 Tel: 212-643-7000 Fax: 212-643-6500 650 College Road East Princeton, NJ 08540 Tel: 609-227-4600 Fax: 609-227-4646

EXHIBIT 5.1

June 11, 2012

Grandparents.com, Inc.

589 Eighth Avenue, 6th Floor

New York, New York 10018

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Grandparents.com, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of up to 10,317,691 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (“Common Stock”), pursuant to awards issued or to be issued under the Grandparents.com, Inc. 2012 Stock Incentive Plan (the “Plan”).

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of: (i) the Registration Statement, (ii) the Plan, (iii) the Second Amended and Restated Certificate of Incorporation of the Company, dated December 15, 2009, as amended by that certain Amendment to Second Amended and Restated Certificate of Incorporation of the Company, dated August 31, 2011, as further amended by that certain Certificate of Ownership and Merger of GP MergeCo, Inc. into the Company, dated February 23, 2012, and as further amended by that certain Second Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Company, dated May 9, 2012, (iv) the Amended and Restated Bylaws of the Company, and (v) minutes of all pertinent meetings and actions of the Board of Directors and stockholders of the Company.

Sills Cummis & Gross

A Professional Corporation

June 11, 2012

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence or capacity of all natural persons and that the issuance of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. We have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock as were approved for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned General Corporation Law of the State of Delaware or federal laws of the United States of America be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention. This opinion is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated herein.

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sills Cummis & Gross P.C.

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